Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 8, 2012	SIGMA PARTNERS V, L.P.

	BY:	SIGMA MANAGEMENT V, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director

SIGMA ASSOCIATES V, L.P.

	BY:	SIGMA MANAGEMENT V, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director

SIGMA INVESTORS V, L.P.

	BY:	SIGMA MANAGEMENT V, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director

SIGMA MANAGEMENT V, L.L.C.

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director